Exhibit 99.1

Zimmer Biomet:

Media Heather Zoumas-Lubeski 445-248-0577 heather.zoumaslubeski@zimmerbiomet.com Kirsten Fallon 781-779-5562 kirsten.fallon@zimmerbiomet.com	Investors David DeMartino 646-531-6115 david.demartino@zimmerbiomet.comd Zach Weiner 908-591-6955 zach.weiner@zimmerbiomet.com

Zimmer Biomet Completes Acquisition of Paragon 28

Transaction Further Strengthens Company’s Position in High-Growth Foot and Ankle Segment

(WARSAW, Ind.) April 21, 2025 — Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”; NYSE and SIX: ZBH), a global medical technology leader, today announced it has completed the acquisition of Paragon 28, Inc. (“Paragon 28”), a leading medical device company focused exclusively on the fast-growing foot and ankle orthopedic space.

“We look forward to building on the strong foundation set by Albert DaCosta and the Paragon 28 team and are excited to officially welcome them to the Zimmer Biomet family,” said Ivan Tornos, President and CEO of Zimmer Biomet. “This combination expands our leadership in the foot and ankle segment, one of the highest growth specialties in musculoskeletal care. Together, we will drive innovation at scale and leverage the power of Paragon 28’s dedicated foot and ankle commercial channel to help advance our mission to alleviate pain and improve the quality of life for people around the world.”

Benefits of the Transaction

Strengthens and expands Zimmer Biomet’s foot and ankle offerings through Paragon 28’s leading technology platform while bolstering existing fracture & trauma and joint replacement portfolios.

Leverages Paragon 28’s specialized sales organization to create a dedicated foot and ankle sales channel within Zimmer Biomet.

Complements Zimmer Biomet’s global footprint and existing infrastructure with Paragon 28’s expansive portfolio, which is expected to drive adoption and accelerate U.S and international growth.

Accelerates Zimmer Biomet’s WAMGR given significant opportunity across a ~$5 billion foot and ankle industry growing high-single digits.

Expedites penetration opportunities in the fast-growing Ambulatory Surgery Center (ASC) space.

Completion of Acquisition

Zimmer Biomet completed the previously announced acquisition of Paragon 28 on April 21, 2025, pursuant to the Agreement and Plan of Merger by and among Zimmer, Inc., Gazelle Merger Sub I, Inc., Paragon 28 and Zimmer Biomet, dated as of January 28, 2025.

At the effective time of the acquisition, each outstanding common share of Paragon 28 was automatically cancelled and retired and converted into the right to receive (i) $13.00 in cash and (ii) a non-tradeable contingent value right (CVR) entitling the holder to receive up to $1.00 per share in cash if certain revenue milestones are achieved. Upon completion of the acquisition, Paragon 28 became a wholly-owned subsidiary of Zimmer Biomet.

With the acquisition’s completion, Paragon 28 shares ceased trading on the New York Stock Exchange prior to the opening of the market on April 21, 2025, and will be delisted.

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X/ Twitter at www.twitter.com/zimmerbiomet.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Zimmer Biomet, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “are confident that,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “would” or the negative of these terms or other comparable terms. Forward-looking statements in this release include, among other things, statements about the potential benefits of the transaction; anticipated accretion and growth rates; plans, objectives, beliefs, expectations and intentions of the board of directors of Zimmer Biomet, Zimmer Biomet management,; the financial condition, results of operations and businesses of Zimmer Biomet; and the possibility that the milestone associated with the contingent value rights are achieved in part or at all.

These forward-looking statements are based on certain assumptions and analyses made by Zimmer Biomet in light of Zimmer Biomet’s experience and Zimmer Biomet’s perception of historical trends, current conditions and expected future developments, as well as other factors Zimmer Biomet believes are appropriate in the circumstances. These forward-looking statements also are based on the current expectations and beliefs of the management of Zimmer Biomet and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, among other things, (i) risks related to the ability to realize the anticipated benefits of the transaction, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; (ii) the risk that the businesses will not be integrated successfully; (iii) risks relating to the achievement, in part or at all, of the revenue milestone necessary for the payment of any contingent value rights; (iv) Zimmer Biomet’s ability to attract, motivate or retain key executives, employees and other associates for the Paragon 28 business; (v) negative effects of the consummation of the transaction on the market price of Zimmer Biomet’s common stock and on Zimmer Biomet’s operating results; (vi) significant transaction costs; (vii) unknown liabilities; and (viii) (A) other risks and uncertainties discussed in Zimmer Biomet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Reports), and (B) other risk factors identified from time to time in Zimmer Biomet’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at www.sec.gov.

The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Zimmer Biomet undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, except as required by law, and expressly disclaim any obligation to revise or update any forward-looking statement to reflect future events or circumstances.

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